Exhibit 99.1

ATEC Announces Select Preliminary Financial 2022 Results, 2023 Guidance

and Closing of Flexible, Non-Dilutive Debt Facility

Full-year 2022 total revenue grew approximately 44% to over $350 million

Expected 2023 full-year total revenue of $438 million, with break-even adjusted EBITDA

Secured $150 million of flexible, non-dilutive capital at attractive cost

CARLSBAD, Calif., January 9, 2023 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, announced today select preliminary financial results for the fourth quarter and full year ended December 31, 2022, and provided guidance for full-year 2023 revenue and adjusted EBITDA. The Company also announced the closing of a five-year, $150 million non-dilutive term loan agreement with Braidwell LP, a life science focused firm.

Preliminary, Unaudited Fourth Quarter and Full-Year 2022 Revenue Ranges

	Fourth Quarter Ended December 31, 2022	Full Year Ended December 31, 2022
Surgical Revenue	$90.7M to $91.5M	$302.4M to $303.2M
EOS Revenue	$14.5M to $14.7M	$47.7M to $47.9M
Total Revenue	$105.2M to $106.2M	$350.1M to $351.1M

May not foot due to rounding

Preliminary total revenue grew approximately 44% in the full-year 2022 and 42% to 44% in the fourth quarter. Continued strong adoption of the PTPTM (Prone-TransPsoas) approach fueled preliminary, fourth quarter 2022 surgical revenue growth of 48% to 50%, led by surgical volume growth of at least 25% compared to the prior year period. The Company closed the fourth quarter with a cash balance of approximately $85 million, which, consistent with third quarter 2022, includes a $35 million drawdown on the Company’s revolving line of credit.

“Our commitment to delivering unmatched procedural sophistication drove sector-leading growth once again in 2022,” said Pat Miles, Chairman and Chief Executive Officer. “As we look to the year ahead, we are as bullish as ever! We intend to continue to not just penetrate, but expand the market for lateral spine surgery and advance the influence of EOS. Our strategy to earn surgeon confidence through clinical distinction has and will continue to set ATEC apart, enabling us to successfully execute our strategic and financial commitments.”

The select, preliminary financial results announced today are based on the Company’s current expectations and may be adjusted as a result of, among other things, completion of customary annual audit procedures.

Financial Outlook for the Full-Year 2023

The Company anticipates full-year 2023 total revenue of $438 million, reflecting growth of approximately 25% compared to the full-year 2022. This includes surgical revenue of $383 million and approximately $55 million of EOS revenue. The Company expects to achieve non-GAAP adjusted EBITDA break-even for the full-year 2023.

Further detail will be provided when the Company reports fourth quarter and full-year 2022 financial results on Tuesday, February 28, 2023, after the market close.

$150 Million Flexible Non-Dilutive Term Debt Facility

On January 6, 2023, ATEC entered into a five-year agreement with Braidwell LP, an investment manager that has agreed to make a term loan of up to $150 million. An initial $100 million tranche has been funded and ATEC has the option to draw an additional $50 million.

“We are pleased to strengthen ATEC's balance sheet with additional capital that will allow us to continue to advance patient care and, as a result, create shareholder value," stated Todd Koning, Chief Financial Officer. "Braidwell is a significant investor that supports our long-term strategy. Having flexible access to attractively priced capital will enable us to continue to drive market-leading growth in existing markets, invest in international markets, and further support our path to profitability without the need for dilutive financing.”

“Braidwell is thrilled to strengthen our partnership with ATEC through this transaction,” stated Narendra Nayak, Partner at Braidwell. “We believe that ATEC’s unique technology and innovative approach to spine surgery will continue to drive surgeon adoption and sector-leading growth in the years to come."

Kaila Krum, Partner at Braidwell, added, "With the ATEC team's extensive experience in the space and proven ability to execute, we are confident the Company will improve the practice of spine surgery and further our shared mission to advance human health."

Additional features of the debt facility include:

•
Annual interest rate of SOFR plus 5.75%;
•
Interest-only payments throughout the 5-year term;
•
Due in 2028 with no springing maturity ahead of the Company’s existing 2026 convertible senior notes.

With the completion of this deal, the Company now has cash and access to liquidity of approximately $275 million, including an existing $50 million revolving credit facility with a $25 million accordion feature through MidCap Financial.

Additional details regarding the financing will be included in a Current Report on Form 8-K, which ATEC will file with the Securities and Exchange Commission today.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP adjusted EBITDA. Non-GAAP adjusted EBITDA excludes purchase accounting adjustments, excess and obsolete charges, intangible amortization, stock-based compensation, litigation, transaction, and restructuring-related expenses. The Company believes that this non-GAAP financial measure provides investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

About Braidwell LP

Braidwell is a life science-focused investment firm dedicated to serving the people and organizations that transform human health. Braidwell provides flexible capital and thoughtful partnership to healthcare companies at all stages of development and at all parts of the capital structure, across public, private, and structured capital markets. Braidwell was co-founded by Alex Karnal, former Co-Portfolio Manager and Managing Director at Deerfield Management, and Brian Kreiter, former Chief Operating Officer of Bridgewater Associates. The team is composed of experts across investment research, science, biostatistics, commercial analysis, and financial structuring. Braidwell launched its flagship fund in April 2022 with $3.5 billion of capital and is based in Stamford, Connecticut.

About ATEC

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described therein. Forward-looking statements include references to the Company’s ability to create clinical distinction, compel surgeon adoption and earn market share; the Company’s planned commercial launches, product introductions and product integration; and the Company’s expectations with respect to future revenue, growth and financial outlook. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products in the Company’s pipeline; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed using the Company’s products; the Company’s ability to compete with other products and emerging new technologies; product liability exposure; patent infringement claims; and changes to our financial results for the quarter and year ended December 31, 2022 due to the completion of financial closing procedures. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:
Tina Jacobsen, CFA
Investor Relations
(760) 494-6790
investorrelations@atecspine.com

Company Contact:
J. Todd Koning
Chief Financial Officer
Alphatec Holdings, Inc.
investorrelations@atecspine.com